Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn Ferry International Announces First Quarter Fiscal 2015 Results of Operations

Highlights

•	Korn Ferry reports quarterly fee revenue of $251.2 million in the first quarter of 2015, an increase of 10.0% (8.9% on a constant currency basis), from Q1 FY’14, with increases realized across all segments:

Actual
Futurestep	23.7%
Executive Recruitment	8.6%
Leadership and Talent Consulting	5.8%

•	Adjusted EBITDA margin was 15.1% in Q1 FY’15 compared to 14.0% in Q1 FY’14.

•	As discussed during our 2014 fiscal year-end earnings call, the Company undertook actions in Q1 FY’15 to rationalize its cost structure to obtain efficiencies from prior year technology investments that enabled the further integration of recently acquired entities, as well as other cost saving initiatives resulting in a charge of $9.9 million.

•	Q1 FY’15 adjusted diluted earnings per share, excluding restructuring charges of $9.9 million, was $0.43 compared to adjusted diluted earnings per share of $0.33 in Q1 FY’14, excluding restructuring, separation and integration/acquisition costs of $6.6 million. Including such costs, Q1 FY’15 and Q1 FY’14 diluted earnings per share was $0.29 and $0.24, respectively.

Los Angeles, CA, September 8, 2014 – Korn/Ferry International (NYSE: KFY), a single source of leadership and talent consulting services, today announced first quarter fee revenue of $251.2 million and adjusted diluted earnings per share of $0.43, excluding restructuring charges of $9.9 million. Including such costs, diluted earnings per share was $0.29 in the three months ended July 31, 2014.

“I’m pleased with Korn Ferry’s performance during the quarter and our continued profitability. I am especially proud that all three service lines showed growth during the quarter resulting in a fee revenue increase of 10%, with an adjusted diluted earnings per share of $0.43, up 30% year over year,” said Gary D. Burnison, CEO of Korn Ferry. “The needs of global organizations are rapidly changing. While finding and recruiting the right executives is critical, companies are also seeking our expertise and offerings to help redefine their business through talent.”

Financial Results

(dollars in millions, except per share amounts)

	First Quarter
	FY’15	FY’14
Fee revenue	$251.2	$228.4
Total revenue	$260.3	$237.6
Operating income	$18.6	$16.6
Operating margin	7.4%	7.3%
Net income	$14.5	$11.4
Basic earnings per share	$0.30	$0.24
Diluted earnings per share	$0.29	$0.24

	First Quarter
	FY’15	FY’14
EBITDA Results (a):
EBITDA	$28.0	$25.3
EBITDA margin	11.1%	11.1%

	First Quarter
	FY’15	FY’14
Adjusted Results (b):
Operating income	$28.5	$23.2
Operating margin	11.3%	10.2%
EBITDA (a)	$37.9	$31.9
EBITDA margin (a)	15.1%	14.0%
Net income	$21.5	$16.0
Basic earnings per share	$0.44	$0.34
Diluted earnings per share	$0.43	$0.33

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges, integration/acquisition and separation costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).

(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’15	FY’14
Restructuring charges	$9.9	$3.7
Separation costs	$—	$2.5
Integration/acquisition costs	$—	$0.4

Fee revenue was $251.2 million in Q1 FY’15, an increase of $22.8 million, or 10.0% (8.9% on a constant currency basis), compared to Q1 FY’14, primarily driven by an $11.8 million, $7.5 million, and a $3.5 million increase in fee revenue in Executive Recruitment, Futurestep and Leadership & Talent Consulting, respectively. The overall fee revenue increase was driven by fee revenue growth in all of our major markets—industrial, life science/healthcare, technology, financial services, and consumer.

Compensation and benefit expenses were $169.1 million in Q1 FY’15, an increase of $16.3 million, or 10.7%, compared to the year-ago quarter. The increase was due to an increase in performance related bonus expense resulting from the increase in fee revenue and profitability, as well as an increase in salaries and related payroll taxes. These increases were partially offset by $2.5 million in management separation charges in Q1 FY’14 with no such charge in Q1 FY’15. The increase in salaries and related payroll taxes was due to an increase in the average headcount in Executive Recruitment and Futurestep in Q1 FY’15 compared to Q1 FY’14, reflecting our continued growth-related investments back into our business.

General and administrative expenses were $37.4 million in Q1 FY’15, a decrease of $2.5 million, or 6.3%, from Q1 FY’14, primarily due to a decrease of $2.5 million in legal and other professional fees, a decrease in marketing and business development expenses of $1.5 million, and a decrease in integration/acquisition costs of $0.4 million, partially offset by an increase of $0.8 million in foreign exchange loss in Q1 FY’15 compared to the year-ago quarter.

As previously disclosed, during Q1 FY’15, the Company took actions to rationalize its cost structure as a result of efficiencies obtained from prior year technology investments that enabled further integration of our legacy business and our recent acquisitions as well as other cost saving initiatives. As a result, the Company recorded net restructuring charges of $9.9 million in Q1 FY’15 compared to restructuring charges of $3.7 million in Q1 FY’14. Adjusted EBITDA was $37.9 million in Q1 FY’15, an increase of $6.0 million, or 18.8%, compared to Q1 FY’14. Adjusted EBITDA margin was 15.1% and 14.0% in Q1 FY’15 and Q1 FY’14, respectively.

On a GAAP basis, operating income was $18.6 million in Q1 FY’15 and $16.6 million in Q1 FY’14 resulting in an operating margin of 7.4% in the current quarter compared to 7.3% in the year-ago quarter. Operating income was impacted by all of the above items, including an increase in depreciation and amortization of $0.9 million in Q1 FY’15 compared to Q1 FY’14.

Balance Sheet and Liquidity

Cash and marketable securities were $371.6 million at July 31, 2014, compared to $468.3 million at April 30, 2014. Cash and marketable securities include $116.7 million held in trust for deferred compensation plans at July 31, 2014, compared to $116.2 million at April 30, 2014. Cash and marketable securities decreased by $96.7 million from April 30, 2014, primarily due to the payment of bonuses earned in fiscal 2014 and paid during the first quarter of fiscal 2015, partially offset by cash provided by operating activities.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	First Quarter
	FY’15	FY’14
Fee revenue	$148.4	$136.6
Total revenue	$154.2	$142.5
Operating income	$24.2	$28.3
Operating margin	16.3%	20.7%
Ending number of consultants	442	416
Average number of consultants	437	408
Engagements billed	3,033	2,790
New engagements (a)	1,310	1,216

	First Quarter
	FY’15	FY’14
EBITDA Results (b):
EBITDA	$26.4	$30.5
EBITDA margin	17.8%	22.3%

	First Quarter
	FY’15	FY’14
Adjusted Results (c):
Operating income	$29.7	$29.6
Operating margin	20.1%	21.7%
EBITDA (b)	$31.9	$31.8
EBITDA margin (b)	21.5%	23.3%

(a)	Represents new engagements opened in the respective period.

(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’15	FY’14
Restructuring charges	$5.5	$1.3

Executive Recruitment

Fee revenue was $148.4 million in Q1 FY’15, an increase of $11.8 million, or 8.6% (7.6% on a constant currency basis), compared to Q1 FY’14. The increase in fee revenue was driven by increases in North America of $8.2 million or 11.1% and Europe of $5.9 million or 17.2%, partially offset by decreases in Asia Pacific of $1.6 million or 7.6% and Latin America of $0.7 million or 10.0%. This overall increase is primarily attributed to an 8.7% increase in the number of executive recruitment engagements billed in Q1 FY’15 compared to the Q1 FY’14.

Adjusted EBITDA was $31.9 million and $31.8 million during Q1 FY’15 and Q1 FY’14, respectively. Adjusted EBITDA remained flat year over year in spite of the increase in fee revenue primarily due to an increase in compensation and benefits expense of $9.5 million associated with the investments in headcount to grow our business (an increase in the average headcount of 85 positions), as well as increased demand in our incentive compensation resulting from the continued adoption of our strategy, including referrals between lines of business. In addition, general and administrative expenses are up $1.9 million in Q1 FY’15 compared to Q1 FY’14, partially due to increased levels of business activity as well as other increases such as foreign exchange loss and premise and office costs.

On a GAAP basis, operating income was $24.2 million in Q1 FY’15, a decrease of $4.1 million, or 14.5%, compared to Q1 FY’14, resulting in an operating margin of 16.3% in the current quarter compared to 20.7% in the year-ago quarter. The decline in operating income was due to an increase in restructuring charges of $4.2 million as well as the factors impacting Adjusted EBITDA as discussed above.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	First Quarter
	FY’15	FY’14
Fee revenue	$63.6	$60.1
Total revenue	$65.4	$62.1
Operating income	$3.4	$4.3
Operating margin	5.4%	7.2%
Ending number of consultants (a)	127	134
Staff utilization (b)	70%	65%

	First Quarter
	FY’15	FY’14
EBITDA Results (c):
EBITDA	$6.9	$7.2
EBITDA margin	10.9%	12.1%

	First Quarter
	FY’15	FY’14
Adjusted Results (d):
Operating income	$6.2	$5.5
Operating margin	9.8%	9.1%
EBITDA (c)	$9.7	$8.4
EBITDA margin (c)	15.2%	14.0%

(a)	Represents number of employees originating consulting services.

(b)	Calculated by dividing the number of hours of our full-time LTC professional staff, who recorded time to an engagement during the period, by the total available working hours during the same period.

(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’15	FY’14
Restructuring charges	$2.8	$1.2

Leadership & Talent Consulting

Fee revenue was $63.6 million in Q1 FY’15, an increase of $3.5 million, or 5.8% (5.0% on a constant currency basis), from the year-ago quarter. The increase in fee revenue was primarily driven by an increase in fee revenue in North America. This increase is primarily attributed to an increase in consulting fee revenue of $2.7 million and an increase in product revenue of $0.8 million in Q1 FY’15 compared to Q1 FY’14.

Adjusted EBITDA was $9.7 million during Q1 FY’15, an increase of $1.3 million, or 15.5%, compared to Q1 FY’14. Adjusted EBITDA margin was 15.2% in Q1 FY’15 compared to 14.0% in Q1 FY’14 due to an increase in fee revenue of $3.5 million, a decrease in cost of services and general and administrative expenses of $1.4 million and $0.8 million, respectively, partially offset by an increase in compensation and benefit expense of $4.6 million. The decrease in cost of services primarily relates to an increased focus on the utilization of internal resources versus outside contractors as evidenced by the 500 basis points increase in our staff utilization. The decrease in general and administrative expenses related to lower marketing and business development expenses in Q1 FY’15 compared to Q1 FY’14, as last year’s quarter included higher than normal costs related to the integration of the PDI Ninth House and Global Novations LLC acquisitions into the Leadership & Talent Consulting business. The increase in compensation and benefit expenses was due to an increase in performance related bonus expense resulting from higher fee revenue, profitability, and the continued adoption of the company’s integrated go-to market strategy across all three of our lines of businesses.

On a GAAP basis, operating income was $3.4 million in Q1 FY’15, a decrease of $0.9 million compared to the year-ago quarter, resulting in an operating margin of 5.4% in the current quarter compared to 7.2% in the year-ago quarter. The decline in operating income was due to an increase in restructuring charges of $1.6 million as well as the factors impacting Adjusted EBITDA as discussed above.

Selected Futurestep Data

(dollars in millions)

	First Quarter
	FY’15	FY’14
Fee revenue	$39.2	$31.7
Total revenue	$40.7	$33.0
Operating income	$3.5	$2.5
Operating margin	8.8%	8.0%
Engagements billed	1,233	1,230
New engagements (a)	573	625

	First Quarter
	FY’15	FY’14
EBITDA Results (b):
EBITDA	$3.9	$3.5
EBITDA margin	9.9%	11.1%

	First Quarter
	FY’15	FY’14
Adjusted Results (c):
Operating income	$4.9	$3.7
Operating margin	12.4%	11.6%
EBITDA (b)	$5.3	$4.7
EBITDA margin (b)	13.6%	14.7%

(a)	Represents new engagements opened in the respective period.

(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’15	FY’14
Restructuring charges	$1.4	$1.2

Futurestep

Fee revenue was $39.2 million in Q1 FY’15, an increase of $7.5 million, or 23.7% (21.8% on a constant currency basis), compared to the year-ago quarter. The increase in fee revenue was driven by a 23.3% increase in the weighted average fees billed per engagement in Q1 FY’15 compared to Q1 FY’14 resulting from a 48% increase in fee revenue from recruitment process outsourcing and a 13% increase in professional recruitment.

Adjusted EBITDA was $5.3 million during Q1 FY’15, an increase of $0.6 million, or 12.8%, compared to Q1 FY’14, due primarily to the increase in fee revenue of $7.5 million, offset by an increase in compensation and benefit expenses of $5.4 million due to an increase in salaries and related payroll taxes and performance related bonus expense, both related to an increase in profitability and headcount as well as the continued adoption of our strategy, including referrals between lines of business. In addition, the use of outside contractors (cost of services expense) increased $1.1 million driven by the growth in our recruitment process outsourcing business and a decrease in other income of $0.6 million in Q1 FY’15 compared to the year-ago quarter.

On a GAAP basis, operating income was $3.5 million in Q1 FY’15, an increase of $1.0 million, compared to Q1 FY’14, resulting in an operating margin of 8.8% in the current quarter compared to 8.0% in the year-ago quarter. Operating income and operating margin for Q1 FY’15 were negatively impacted by a $0.2 million increase in restructuring charges as compared to Q1 FY’14, as well as the items from above, except other income.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, and factoring in the impact of the Q1 restructuring, fee revenue is expected to be in the range of $244 million to $254 million in Q2 FY’15 and diluted earnings per share are likely to be in the range of $0.42 to $0.48.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

At Korn Ferry, we design, build, attract and ignite talent. Since our inception, clients have trusted us to help recruit world-class leadership. Today, we are a single source for leadership and talent consulting services to empower businesses and leaders to reach their goals. Our solutions range from executive recruitment and leadership development programs, to enterprise learning, succession planning and recruitment process outsourcing (RPO). Visit www.kornferry.com for more information on Korn Ferry, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin, adjusted to exclude restructuring, integration/acquisition and separation costs;

•	adjusted net income, adjusted to exclude restructuring, integration/acquisition and separation costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring, integration/acquisition and separation costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring, integration/acquisition and separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2014	2013
	(unaudited)
Fee revenue	$251,188	$228,437
Reimbursed out-of-pocket engagement expenses	9,137	9,150

Total revenue	260,325	237,587

Compensation and benefits	169,106	152,770
General and administrative expenses	37,368	39,871
Reimbursed expenses	9,137	9,150
Cost of services	9,465	9,509
Depreciation and amortization	6,770	5,944
Restructuring charges, net	9,886	3,682

Total operating expenses	241,732	220,926

Operating income	18,593	16,661
Other income, net	2,177	2,267
Interest expense, net	(794)	(591)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	19,976	18,337
Equity in earnings of unconsolidated subsidiaries	466	465
Income tax provision	5,909	7,385

Net income	$14,533	$11,417

Earnings per common share:
Basic	$0.30	$0.24

Diluted	$0.29	$0.24

Weighted-average common shares outstanding:
Basic	48,703	47,665

Diluted	49,591	48,519

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2014		2013	% Change
Fee Revenue:
Executive recruitment:
North America	$82,300		$74,147	11%
EMEA	40,297		34,377	17%
Asia Pacific	19,534		21,128	(8%)
South America	6,284		7,003	(10%)

Total executive recruitment	148,415		136,655	9%
Leadership & Talent Consulting	63,548		60,062	6%
Futurestep	39,225		31,720	24%

Total fee revenue	251,188		228,437	10%
Reimbursed out-of-pocket engagement expenses	9,137		9,150	(0%)

Total revenue	$260,325		$237,587	10%

Reconciliation of Operating Income (GAAP) to Adjusted Operating Income

		Margin		Margin
Operating Income:
Executive recruitment:
North America	$18,998	23.1%	$16,324	22.0%
EMEA	2,643	6.6%	5,960	17.3%
Asia Pacific	2,522	12.9%	4,500	21.3%
South America	73	1.2%	1,496	21.4%

Total executive recruitment	24,236	16.3%	28,280	20.7%
Leadership & Talent Consulting	3,460	5.4%	4,335	7.2%
Futurestep	3,457	8.8%	2,545	8.0%
Corporate	(12,560)		(18,499)

Total operating income	$18,593	7.4%	$16,661	7.3%

Restructuring, Separation, and Integration/Acquisition Costs, net:
Executive recruitment:
North America	$1,151	1.4%	$816	1.1%
EMEA	3,987	9.9%	460	1.4%
Asia Pacific	17	0.1%	60	0.3%
South America	377	6.0%	—	—

Total executive recruitment	5,532	3.8%	1,336	1.0%
Leadership & Talent Consulting	2,758	4.4%	1,149	1.9%
Futurestep	1,424	3.6%	1,134	3.6%
Corporate	172		2,957

Total restructuring, separation, and integration/acquisition costs, net	$9,886	3.9%	$6,576	2.9%

Adjusted Operating Income: (Excluding Restructuring, Separation, and Integration/Acquisition Costs, net)

		Margin		Margin
Executive recruitment:
North America	$20,149	24.5%	$17,140	23.1%
EMEA	6,630	16.5%	6,420	18.7%
Asia Pacific	2,539	13.0%	4,560	21.6%
South America	450	7.2%	1,496	21.4%

Total executive recruitment	29,768	20.1%	29,616	21.7%
Leadership & Talent Consulting	6,218	9.8%	5,484	9.1%
Futurestep	4,881	12.4%	3,679	11.6%
Corporate	(12,388)		(15,542)

Total adjusted operating income	$28,479	11.3%	$23,237	10.2%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31, 2014	April 30, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$238,573	$333,717
Marketable securities	17,633	9,566
Receivables due from clients, net of allowance for doubtful accounts of $10,371 and $9,513 respectively	202,387	175,986
Income taxes and other receivables	8,163	8,244
Deferred income taxes	4,375	4,486
Prepaid expenses and other assets	32,864	29,955

Total current assets	503,995	561,954

Marketable securities, non-current	115,382	124,993
Property and equipment, net	61,966	60,434
Cash surrender value of company owned life insurance policies, net of loans	96,732	94,274
Deferred income taxes	50,291	55,039
Goodwill	255,932	257,582
Intangible assets, net	47,518	49,560
Investments and other assets	35,622	29,830

Total assets	$1,167,438	$1,233,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$20,019	$19,375
Income taxes payable	8,043	13,014
Compensation and benefits payable	113,159	192,035
Other accrued liabilities	68,701	62,509

Total current liabilities	209,922	286,933

Deferred compensation and other retirement plans	164,694	169,235
Other liabilities	23,718	21,962

Total liabilities	398,334	478,130

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 62,757 and 62,282 shares issued and 50,286 and 49,811 shares outstanding, respectively	451,863	449,631
Retained earnings	323,314	308,781
Accumulated other comprehensive loss, net	(5,587)	(2,388)

Stockholders’ equity	769,590	756,024
Less: notes receivable from stockholders	(486)	(488)

Total stockholders’ equity	769,104	755,536

Total liabilities and stockholders’ equity	$1,167,438	$1,233,666

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	July 31, 2014			July 31, 2013
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$251,188		$251,188	$228,437		$228,437
Reimbursed out-of-pocket engagement expenses	9,137		9,137	9,150		9,150

Total revenue	260,325		260,325	237,587		237,587

Compensation and benefits	169,106		169,106	152,770	(2,500)	150,270
General and administrative expenses	37,368		37,368	39,871	(394)	39,477
Reimbursed expenses	9,137		9,137	9,150		9,150
Cost of services	9,465		9,465	9,509		9,509
Depreciation and amortization	6,770		6,770	5,944		5,944
Restructuring charges, net	9,886	(9,886)	—	3,682	(3,682)	—

Total operating expenses	241,732	(9,886)	231,846	220,926	(6,576)	214,350

Operating income	18,593	9,886	28,479	16,661	6,576	23,237
Other income, net	2,177		2,177	2,267		2,267
Interest expense, net	(794)		(794)	(591)		(591)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	19,976	9,886	29,862	18,337	6,576	24,913
Equity in earnings of unconsolidated subsidiaries	466		466	465		465
Income tax provision (1) (2)	5,909	2,942	8,851	7,385	2,005	9,390

Net income	$14,533	$6,944	$21,477	$11,417	$4,571	$15,988

Earnings per common share:
Basic	$0.30		$0.44	$0.24		$0.34

Diluted	$0.29		$0.43	$0.24		$0.33

Weighted-average common shares outstanding:
Basic	48,703		48,703	47,665		47,665

Diluted	49,591		49,591	48,519		48,519

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 30% and 38% for the as adjusted amounts for the three months ended July 31, 2014 and 2013, respectively.
(2)	The three months ended July 31, 2014, includes the tax effect on restructuring charges, while the three months ended July 31, 2013 includes the tax effect on restructuring charges, separation costs and integration/acquisition costs associated with the acquisition of PDI Ninth House.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended July 31, 2014
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$148,415	$63,548	$39,225	$—	$251,188

Net income					$14,533
Other income, net					(2,177)
Interest expense, net					794
Equity in earnings of unconsolidated subsidiaries					(466)
Income tax provision					5,909

Operating income (loss)	$24,236	$3,460	$3,457	$(12,560)	18,593
Depreciation and amortization	1,772	3,252	446	1,300	6,770
Other income (loss), net	317	217	(2)	1,645	2,177
Equity in earnings of unconsolidated subsidiaries	68	—	—	398	466

EBITDA	26,393	6,929	3,901	(9,217)	28,006

EBITDA margin	17.8%	10.9%	9.9%		11.1%
Restructuring charges, net	5,532	2,758	1,424	172	9,886

Adjusted EBITDA	$31,925	$9,687	$5,325	$(9,045)	$37,892

Adjusted EBITDA margin	21.5%	15.2%	13.6%		15.1%

	Three Months Ended July 31, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$136,655	$60,062	$31,720	$—	$228,437

Net income					$11,417
Other income, net					(2,267)
Interest expense, net					591
Equity in earnings of unconsolidated subsidiaries					(465)
Income tax provision					7,385

Operating income (loss)	$28,280	$4,335	$2,545	$(18,499)	16,661
Depreciation and amortization	1,778	2,897	408	861	5,944
Other income, net	381	8	565	1,313	2,267
Equity in earnings of unconsolidated subsidiaries	102	—	—	363	465

EBITDA	30,541	7,240	3,518	(15,962)	25,337

EBITDA margin	22.3%	12.1%	11.1%		11.1%
Restructuring charges, net	1,336	1,149	1,134	63	3,682
Separation costs	—	—	—	2,500	2,500
Integration/acquisition costs	—	—	—	394	394

Adjusted EBITDA	$31,877	$8,389	$4,652	$(13,005)	$31,913

Adjusted EBITDA margin	23.3%	14.0%	14.7%		14.0%